EXHIBIT 10.9

FORM OF CONVERTIBLE PROMISSORY NOTE

$[__]	[DATE]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Edible Garden AG Incorporated (the “Maker”), hereby promises to pay to the order of [__] or his assigns (the “Noteholder”, and together with the Maker, the “Parties”), the principal amount of [__] ($[__]) (the “Loan”), together with all accrued interest thereon, as provided in this Convertible Promissory Note (the “Note”, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1. Maturity Date; Optional Prepayments.

1.1 Maturity Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the earlier of (a) [__], 202[  ], (b) the closing of the Maker’s next sale of equity securities in which the Maker raises at least $5 million in gross proceeds (excluding the value of any instruments converting into equity in such equity financing), (c) the sale, lease, license or other disposition of all or substantially all of the assets of the Maker, (d) a transaction or series of related transactions in which any person becomes the beneficial owner of more than 50% of the Maker’s outstanding voting securities, and (e) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

2. Interest.

2.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at a rate per annum equal to 12% (twelve percent) from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

2.2 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan on the day on which it is paid.

3. Payment Mechanics.

3.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Maker from time to time.

3.2 Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

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4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until all amounts due under this have been paid in full, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and/or any other amounts due under this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, all accrued and unpaid interest thereon and all other amounts due under this Note have been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion amount. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) and/or any other amounts due under this Note converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to the lowest of (i) $18.50 (subject to adjustment for forward and reverse stock splits and the like after the Original Issue Date) (the “Fixed Conversion Price”). All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon a Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the sum of all outstanding (i) principal, (ii) interest, and (iii) any other amount due under this Note to be converted as provided in the applicable Notice of Conversion by (y) the Conversion Price.

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d) Delivery of Certificate Upon Conversion. Not later than two (2) Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced and only reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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c) Notice to the Holder.

Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

6. Prepayment.

At any time upon ten (10) days’ prior written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under this Note. The written notice shall, among other items, state the date such Prepayment Amount (as defined below) is to be paid to the Holder, which shall not in any event be later than ten (10) calendar days from the date of mailing of the prepayment notice to the Holder (the “Prepayment Date”). If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the product of (i) the sum of (x) the then-outstanding principal amount of this Note and (y) all accrued but unpaid interest. The Holder may continue to convert the Note from the date notice of the prepayment is given until the date the Holder receives in full, the Prepayment Amount.

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7. Subordination.

The Noteholder acknowledges and agrees that payment and enforcement of this Note is subordinate to any other debt of the Maker. If requested by the Maker, the Noteholder (by accepting this Note) agrees to enter into a subordination agreement with a senior lender of the Maker having terms to be agreed upon by the Maker and Noteholder.

8. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

8.1 the Maker fails to pay any amount of the Loan when due and such failure continues for ten (10) days after written notice to the Maker;

8.2 the commencement of a voluntary or involuntary proceeding with respect to Maker under the United States Bankruptcy Code or otherwise, for arrangement, reorganization, dissolution, liquidation or settlement of claims against or winding up of affairs, which is not discharged within sixty (60) days from the commencement of such proceedings;

8.3 a judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

8.4 the dissolution of Maker or the Maker ceases to exist.

9. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 8 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

10. Miscellaneous.

10.1 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New Jersey.

10.2 Submission to Jurisdiction. The Maker hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this Section 10 shall affect the right of the Noteholder to commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker, or serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

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10.3 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.4 Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

10.5 Successors and Assigns. This Note may be assigned, transferred or negotiated by the Noteholder to any person at any time without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties hereto and their permitted assigns.

10.6 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.8 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has executed this Note as of [__], 2021.

Edible Garden AG Incorporated

By:
Name:
Title:

AGREED AND ACCEPTED:
as of the date first written above

[___________]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal, accrued but unpaid interest and/or any of amounts due under the 12% Convertible Promissory Note due [__], 202[  ] of Edible Garden AG Incorporated, a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ______________________________________________

Principal Amount of Note to be Converted: _________________________________

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Other Amounts Owed Under this Note to be Converted including Late Fees: _________

Number of shares of Common Stock to be issued: ______________________________

Signature: ____________________________________

Name: _________________

Delivery Instructions: ________________

Schedule 1

CONVERSION SCHEDULE

This 12% Convertible Promissory Note due on [__], 202[  ] in the principal amount of $[__] is issued by Edible Garden AG Incorporated, a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest